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                                                                 Loan No. 3548-2

                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT ("Agreement") dated as of June 11, 1999 is made by and between First Security Bank, N.A., not in its individual capacity but solely as Owner Trustee under Bell 412 Peru Trust No. 1, created pursuant to the Trust Agreement dated as of June 11, 1999, a Utah trust with its office at 79 South Main, Salt Lake City, Utah 84111 ("Debtor"), and Boeing Capital Corporation, a Delaware corporation with its chief executive office at 4060 Lakewood Blvd., 6th Floor, Long Beach, CA 90808 ("Lender").

SECTION 1. DEFINITIONS.

         All capitalized terms which are not defined herein shall have the meaning ascribed thereto in the Note or Supplement hereto. Accounting terms not specifically defined shall be construed in accordance with generally accepted accounting principles ("GAAP"). As used in this Agreement, the following terms shall have the following defined meanings (applicable to both singular and plural forms):

         "COLLATERAL" means (a) Equipment; (b) all certificates of title, statements of origin, log books, maintenance records, ledger sheets, files, records, documents and instruments (including, without limitation, computer programs, tapes and related electronic data processing software) evidencing an interest in or relating to the Equipment or used or useful in identifying, maintaining or locating the Equipment, and (c) Proceeds of any of the foregoing.

         "DEFAULT" means any event which with notice, lapse of time, or both would constitute an Event of Default.

         "EQUIPMENT" means the items of property identified or described in the Supplement hereto, and all accessions, attachments, additions, replacements, substitutions and component parts thereto or thereof.

         "LOAN DOCUMENTS" means this Agreement, the Supplement, the Note and any other agreements between Lender and Debtor executed and delivered in connection with this Agreement.

         "PROCEEDS" means any payment received upon the sale, exchange, collection or disposition of any item(s) of Equipment, including but not limited to (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Equipment; (b) any and all payments made or due and payable from time to time, in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Equipment by any Person; (c) any and all accounts arising out of, or chattel paper evidencing a lease, sublease or other hiring out of, any of the Equipment; and (d) any and all other rents or profits or other amounts from time to time paid or payable in connection with any of the Equipment.

SECTION 2. AMOUNT AND TERMS OF LOANS; GRANT OF SECURITY INTEREST.

         Subject to the terms and conditions of the Loan Documents, Lender shall make the loan (the "Loan") to Debtor two Business days following the date Debtor advises that the Equipment is acceptable for delivery. The Loan shall be evidenced by (a) a promissory note (the "Note") in the form of Exhibit A, which shall set forth the amount, repayment terms and interest rate ("Interest Rate") for such Loan and (b) one or more supplements (each a "Supplement").


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         As security for the prompt and complete payment and performance when due of all the obligations, indebtedness and liabilities of Debtor to Lender, now existing or hereafter incurred under, arising out of, or in connection with, the Loan Documents whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, secured or unsecured, matured or unmatured ("Obligations") and in order to induce Lender to enter into this Agreement and make a Loan to Debtor, under this Agreement, Debtor hereby grants to Lender a first (and only) priority security interest ("Security Interest") which shall be a purchase money security interest, in all Debtor's right, title and interest in, to and under the Collateral.

SECTION 3. CONDITIONS PRECEDENT.

         Lender shall not be required to make the Loan hereunder unless on or before the closing date thereof:

         (a) Lender shall have received all required transaction documents (in form and substance satisfactory to Lender) including but not limited to the following:

                  (i)      Opinion of counsel for Debtor;

                  (ii) (A) a guaranty in the form attached as Exhibit B, duly executed by the guarantor of any and all of Debtor's Obligations hereunder and under the Note (the "Guarantor"), (B) a Guarantor's Secretary's Certificate in the form of Exhibit C, and (C) an opinion of counsel for Guarantor in the form of Exhibit D;

                  (iii) a duly executed and delivered (A) Note evidencing the Loan, and (B) Supplement;

                  (iv) certificate of insurance and related broker's letter evidencing that the Equipment is insured in accordance with the provisions hereof;

                  (v) invoices, bills of sale and other evidence that the cost associated with the Equipment has been, or concurrently with the making of the Loan shall be, fully paid;

                  (vi) evidence that all filings, recordings and other actions (including obtaining landlord and/or mortgagee waivers) deemed necessary or desirable by Lender in order to perfect a Security Interest in the Collateral have been duly effected;

         (b) The following additional conditions shall have been met to the satisfaction of Lender:

                  (i) the Equipment to secure such Loan shall have been delivered to, and accepted by, Debtor;

                  (ii) the representations and warranties contained in this Agreement, in any related guaranty and any other document delivered to Lender in connection herewith, shall be true and correct with the same effect as if made on and as of such date, and no Default or Event of Default shall be in existence on such date or shall occur as a result of such Loan;

                  (iii) Lender shall have received from Debtor and each Guarantor such other documents and information as Lender has reasonably requested;


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                  (iv)     Lender shall have received and found satisfactory
Guarantor's most recent quarterly financial statement; and

                  (v) Debtor shall have satisfied all other conditions of the letters from Lender to Debtor which, subject to certain conditions, commit the Lender and Debtor to certain terms of the transaction which this Agreement documents (collectively the "Commitment Letter").

         The conditions precedent in this Section 3 shall be deemed to have been met (or waived) upon the consummation of the closing of the Loan.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

         In order to induce Lender to enter into this Agreement and to make each Loan, Debtor represents and warrants that:

         (a) Debtor is a trust duly organized, validly existing and in good standing under the laws of its State of its organization, has the necessary authority and power to own the Equipment and its other assets and to transact the business in which it is engaged, and its chief executive office is located at the address set forth in the first paragraph of this Agreement.

         (b) Debtor has full power, authority and legal right to execute and deliver this Agreement and the other Loan Documents, to perform its obligations hereunder and thereunder, to borrow hereunder and to grant the Security Interest created hereby.

         (c) This Agreement has been (and each Note and Supplement when executed and delivered shall have been) duly authorized, executed and delivered by Debtor and constitutes (and each Note and Supplement when executed and delivered shall constitute) a legal, valid and binding obligation of Debtor enforceable in accordance with its terms except as such rights may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         (d) The execution, delivery and performance by Debtor of this Agreement and the Note and Supplement do not and will not violate any provision of any applicable law or regulation or of any judgment or order of any court or governmental instrumentality, and will not violate any provision of, or cause a default under, any loan, other agreement, contract or judgment to which Debtor is a party in an amount in excess of five million dollars.

         (e) There is no action, audit, investigation or proceeding pending or threatened against or affecting Guarantor or any of its assets which involves any of the Equipment or any of the contemplated transactions hereunder or which, if adversely determined, could have a material adverse effect on Debtor's business, operations or financial condition except as shown in the financial statements delivered pursuant to Section 3(b)(v) above.

         (f) Debtor shall have good and marketable title to the Equipment and Lender shall have a perfected Security Interest in the Collateral, and Debtor shall have acquired its rights in trust in the Equipment in the ordinary course of business.

         (g) All financial statements of Guarantor which have been delivered to Lender have been prepared in accordance with GAAP consistently applied, and present fairly Guarantor's financial position as at, and the results of its operations for, the periods ended on the dates set forth on such financial statements, and there has been no material adverse change in Guarantor's financial condition, business or operations since the date of the financial statements received pursuant to Section 3(b)(v).


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         (h)      Debtor has not changed its name in the last five years or done business under any other name except as previously disclosed in writing to Lender.

         (i) All consents of any Person, and all consents, licenses, approvals or authorizations of, or registrations or filings with, any governmental authority, bureau or agency required in connection with the execution, delivery and performance of, or payment under, this Agreement have been obtained or performed.

         (j) It will use the Equipment solely in the lawful conduct of its business and as shown in the Management Agreement in the form of Exhibit E, the Lease in the form of Exhibit F, and the Services Agreement in the form of Exhibit G.

SECTION 5. COVENANTS.

                  Debtor covenants and agrees that from and after the date hereof and so long as the Note is outstanding:

         (a)      It will at its expense:

                  (i) give prompt written notice to Lender of the occurrence of any Event of Total Loss or of any Partial Loss of the Equipment in excess of twenty thousand dollars ($20,000);

                  (ii) observe all material and validly imposed requirements of any governmental authorities relating to the conduct of its business, the performance of its obligations hereunder, the use, operation or ownership of the Equipment, or to its other properties or assets where the violation of which could have a material adverse effect on the financial condition of the Debtor, the Equipment, or the security interest of the Lender in the same;

                  (iii) maintain its existence as a legal entity and obtain and keep in full force and effect all rights, franchises, licenses and permits which are necessary to the proper conduct of its business, and pay all fees, taxes, assessments and governmental charges or levies imposed upon any of the Equipment;

                  (iv) at any reasonable time(s) permit Lender or its authorized representative(s) to inspect the Equipment and the books and records of Debtor pertaining to the Equipment and the Loan;

                  (v) in accordance with GAAP, keep proper books of record and account in which entries will be made of all dealings or transactions in relation to its business and activities as the same pertain to the Loan or the Equipment;

                  (vi) Guarantor, being a corporation with publicly held debt or equity, shall furnish to Lender promptly upon their availability, copies of all financial statements, reports, notices and proxy statements, if any, sent by Guarantor to its public security holders, and all regular and periodic reports filed by Guarantor with the principal securities exchange including without limitation balance sheet, profit and loss statement and statement of cash flows, with said fiscal year reports audited by a recognized firm of independent certified public accountants reasonably satisfactory to Lender on which the securities of Guarantor are listed, if any, or with the Securities and Exchange Commission, including but not limited to 10-K and 10-Q reports;

                  (vii) promptly execute and deliver to Lender such instruments and documents, and take such action, as Lender may from time to time reasonably request in order to carry out the intent and


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purpose of this Agreement and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of Lender hereby authorizing Lender, in such jurisdictions where such action is authorized by law, to effect any such recordation or filing of financing statements without Debtor's signature, and to file as valid financing statements in the applicable financing statement records, photocopies hereof, of the Supplement, Note and of any other financing statement executed in connection herewith;

                  (viii) warrant and defend its good and marketable title to the Equipment, and Lender's perfected Security Interest in the Collateral, against all claims and demands whatsoever (hereby agreeing that the Equipment shall be and at all times remain separately identifiable personal property, and shall not become part of any real estate), and will take such action as may be necessary to prevent any other Person from acquiring any right or interest in the Collateral without Lender's prior written consent;

                  (ix) if requested by Lender in writing, attach to the Equipment a notice satisfactory to Lender disclosing Lender's Security Interest in the Equipment;

                  (x) maintain, or cause to be maintained, the Equipment in good condition and working order and furnish all parts, replacements and servicing required therefor so that the value, condition and operating efficiency thereof will at all times be maintained, normal wear and tear excepted, and any repairs, replacements and parts added to the Equipment in connection with any repair or maintenance or with any improvement, change, addition or alteration shall immediately, without further act, become part of the Equipment and subject to the Security Interest created by this Agreement;

                  (xi) give prompt written notice to Lender of the occurrence of any material violations, citations, orders or other instructions or actions of any government;

                  (xii) give prompt written notice to Lender of the occurrence of any Event of Default as defined in the Aircraft Lease Agreement dated as of June 11, 1999, between Jet Aviation Business Jets, Inc. and Aero Transporte, S.A., the Agreement for Rendering of Air Transportation Services dated as of June 11, 1999, between Aero Transporte, S.A. and Doe Run Peru, S.R.L., and the Certificate of Authority to Lease dated as of June 11, 1999, between First Security Bank, N.A. and Jet Aviation Business Jets, Inc.

                  (xiii) within 45 days after the end of each calendar quarter, unless such information shall have been previously provided, furnish proof of payment of VAT taxes with respect to the Equipment; and

                  (xiv) maintain, or cause to be maintained, with respect to the Equipment (A) all risk physical loss insurance for an amount at least equal to the outstanding Loan balance with respect to the Equipment and (B) public liability and property damage insurance with respect to the Equipment as set forth in the Supplement. Such liability insurance shall be on an occurrence basis rather than a claims made basis and operate with respect to the Lender as a separate policy, except as to the limits of liability. Such insurance shall be primary insurance up to and including the stated policy limits and not excess over other coverage. Such insurance shall (1) with respect to liability insurance, name Lender as first named insured, (2) with respect to all risk physical loss insurance, name Lender as loss payee and first named insured, (3) waive any and all rights of subrogation which the insurers may have or may acquire against the Lender, and (4) be with companies satisfactory to Lender. The Lender has the right to carry additional insurance at its own expense, provided that such additional insurance does not increase the cost to the Debtor of carrying the required insurance. There shall be no right of contribution with respect to any insurance maintained by Lender, Debtor or any other person. All insurance required hereunder shall provide that coverage may not be altered or canceled by the insurer without thirty (30) days' prior written notice to Lender. Losses with


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respect to physical loss in excess of Twenty Thousand Dollars ($20,000) shall be adjusted only with and paid to, Lender and its assignee, if any, and so long as no Event of Default shall have occurred and be continuing, shall be made available to Debtor to effect the necessary repairs and rehabilitation of the Equipment. Such insurance shall not be invalidated, as against Lender, by any action or inaction of Debtor or any other person and shall insure Lender regardless of any breach or violation by Debtor or any other person of any warranties, declarations or conditions contained in the policies evidencing such insurance or in applications for such insurance. All insurance required hereunder shall be satisfactory to Lender and shall contain such other endorsements as may be requested by Lender. Debtor hereby appoints Lender as Debtor's attorney-in-fact to make claim for, receive payment of and execute and endorse all documents, checks or drafts for loss or damages or return premium under any insurance policy issued on the Equipment; provided however, Lender shall not exercise this power of attorney unless an Event of Default has occurred and is continuing. Debtor's obligation to keep the Equipment insured as provided herein shall continue until all Obligations have been paid in full.

                  The insurance policy shall be endorsed to provide that the Lender will have no liability for premiums or other costs of the insurance required hereby. The insurance carried by Debtor with respect to the Equipment shall be no less favorable in scope or amount than that carried by Debtor with respect to other comparable equipment. Such insurance shall not include any self-insured retentions. Such insurance shall not include any deductibles except for any deductibles which are consistent with Debtor's industry standard and are acceptable to Lender.

                  Debtor shall furnish Lender with insurance certificates evidencing such insurance prior to the Acceptance Date of the applicable Supplement and prior to the expiration of each such certificate. Each certificate of insurance shall be attached to a letter from an insurance broker acceptable to Lender confirming that the underlying insurance policy summarized by the certificate of insurance complies with the requirements of this Section. At Lender's request, Debtor shall provide to Lender a copy of the entire insurance policy covering the Equipment.

         (b)      It will not without the prior written consent of Lender:

                  (i) except as contemplated in the Management Agreement, the Lease and the Services Agreement, sell, convey, transfer, exchange, lease or otherwise relinquish possession or dispose of any of the Collateral or attempt or offer to do any of the foregoing without Lender's prior written consent which will not be unreasonably withheld;

                  (ii) create, assume or suffer to exist any lien, mortgage, security interest, financing statement or other encumbrance of any kind whatsoever ("Lien") upon the Collateral except for the Security Interest created hereby;

                  (iii) TRANSFER, LEASE, ASSIGN OR PLEDGE THE EQUIPMENT OR ANY PART THEREOF OR ANY INTEREST THEREIN, EXCEPT IN THE NORMAL COURSE OF BUSINESS WITHOUT LENDER'S PRIOR WRITTEN CONSENT, WHICH WILL NOT BE UNREASONABLY WITHHELD;

                  (iv)     change the form of organization of its business;

                  (v) without thirty (30) days' prior written notice to Lender, change its name or its chief executive office;


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                  (vi)     move or change the principal base of any of the
Equipment from the location specified on the Supplement relating thereto without the prior written consent of Lender which will not be unreasonably withheld; or

                  (vii) make or authorize any improvement, change, addition or alteration to the Equipment which would materially and adversely impair its originally intended function or use or its value. Notwithstanding the foregoing, the Equipment shall be maintained in compliance with all service bulletins issued or supplied by any manufacturer of any Item, all Airworthiness Directives and Regulation revisions applicable to the Equipment issued or supplied by the United States Department of Transportation Federal Aviation Administration ("FAA"), and be sufficient to enable the airworthiness certification of each Item to be maintained in good standing at all times.

         (c) It will cause to be obtained as promptly as possible but no later than August 31, 1999 or such later date as provided by applicable law in the case of actions of governmental agencies, or such later date as the Lender may agree, all actions and proceedings required to be taken by the Lease and by applicable Peruvian law to lawfully operate the Equipment in Peru, including without limitation, the following:

                  (i) filing of the FAA Helicopter Registration certificate with the Peruvian DGTA;

                  (ii) the issuance of the Operating Certificate by the Peruvian DGTA to Aero Transporte S.A. for the regular operation of the Equipment;

                  (iii) the filing of the FAA Helicopter airworthiness certificate with the Peruvian DGTA; and

                  (iv) the approval under Part 129.14 for the Peruvian operation of the Equipment to be issued by the United States FAA.

         In the event Lender consents to any of the foregoing acts, Debtor agrees that Lender may charge Debtor a reasonable documentation and administration fee. Consent to any of the foregoing acts shall not be deemed to be consent to any subsequent similar act.

SECTION 6. EVENT OF LOSS.

         "Event of Total Loss" with respect to the Equipment means (i) the actual or constructive loss or loss of use thereof, due to theft, destruction, damage beyond repair or to an extent which makes repair uneconomical, or (ii) the condemnation, confiscation or seizure thereof, or requisition of title thereto, or use thereof, by any Person. "Person" means an individual, partnership, corporation, trust, unincorporated association, joint venture, limited liability company, governmental authority or other entity of whatever nature. "Event of Partial Loss" with respect to the equipment means (i) the actual or constructive loss or loss of use thereof, due to theft, destruction, damage beyond repair or to an extent which does NOT make repair uneconomical; or
(ii) the condemnation, confiscation or seizure thereof or requisition of title thereto, which does not involve a loss of the equipment or the loss of use thereof.

         Should any item of Equipment suffer an Event of Total Loss, Debtor shall make a payment as described herein on the corresponding Note within 30 days thereafter. The amount to be paid shall be (i) the unpaid principal amount of such Note and (ii) all other amounts then due and owing hereunder and under the Note, but reduced by the total insurance proceeds paid to and retained by the Lender.


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SECTION 7. EVENTS OF DEFAULT; REMEDIES.

         (a) Events of Default: For purposes of this Agreement, the following events shall each constitute an "Event of Default":

                  (i) Debtor shall fail to pay any of the Obligations when due and such failure to pay shall continue for a period of ten (10) or more days after the due date thereof.

                  (ii) There shall occur any termination of, material alteration in the scope of the coverage of, or reduction in the maximum amounts payable under, any insurance required to be maintained by Debtor pursuant to this Agreement without the prior written consent of Lender.

                  (iii) Any representation or warranty made by Debtor herein or by Debtor or Guarantor in any document or certificate furnished Lender in connection herewith shall prove to be incorrect when made in any material respect and not cured to the reasonable satisfaction of Lender within 10 days after notice by Lender to Debtor and Guarantor.

                  (iv) Debtor or Guarantor shall fail to perform or observe any other covenant, condition, or agreement to be performed or observed under any Loan Document or under any guaranty of any Obligations and such failure shall continue unremedied for a period of thirty (30) days and reasonable efforts to cure have not commenced within that thirty (30) day period.

                  (v) Debtor or Guarantor or any affiliate of any Debtor or subsidiary of Guarantor shall default in the payment of, or other performance under, any obligation for payment or lease or any guarantee in an amount in excess of five million dollars ($5,000,000) and any period of cure thereof shall have expired and such default be continuing.

                  (vi) There shall be entered any judgment against Debtor or Guarantor for the payment of money in an amount in excess of five million dollars ($5,000,000), which is final and not discharged, appealed or bonded within thirty (30) days.

                  (vii) There shall be (A) entered a decree or order for relief by a court having jurisdiction in respect of Debtor or Guarantor in an involuntary case under any applicable federal, state or foreign bankruptcy, insolvency or other similar law as now or hereafter constituted (collectively, "Bankruptcy Laws"), or the appointing of a receiver, liquidator, or similar official ("Receiver") of Debtor or Guarantor for a material portion of its assets, or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order remains unstayed and in effect for a period of sixty (60) consecutive days, or (B) commenced by Debtor or Guarantor a voluntary case under the Bankruptcy Laws, or the consent by it to the appointment of or taking possession by a Receiver for Debtor or Guarantor or for a material portion of its assets or the making by it of any assignment for the benefit of creditors, or the admission by it of its insolvency or inability to pay its debts as they come due, or (C) any seizure or attachment of a material portion of the assets of Debtor or of Guarantor which is not vacated or bonded within sixty (60) days.

                  (viii) The Guaranty of the Obligations shall cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by Guarantor.

         (b) If an Event of Default shall occur, Lender may in its sole discretion, by notice of default given to Debtor, do any one or more of the following:


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                  (i)      Declare the Note to be due and payable, whereupon the
principal amount of the Note, together with accrued interest thereon and all other amounts owing under this Agreement and the Note, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived (and in the case of any Event of Default specified in Section 7(a)(vii), such acceleration of the Note shall be automatic, without any notice by Lender).

                  (ii) Exercise all other rights and remedies available to it, whether under this Agreement, under any other instrument or agreement securing, evidencing or relating to the Obligations, under the applicable Uniform Commercial Code, or otherwise available at law or in equity.

         (c) Without limiting the generality of the foregoing, Debtor agrees that in any such event, Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Debtor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived), may forthwith do any one or more of the following: collect, receive, appropriate and realize upon the Collateral or any part thereof, and sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver, the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale(s) at such place(s) and at such price(s) as it may reasonably deem appropriate, for cash or on credit or for future delivery without the assumption of any credit risk. Lender shall have the right upon any such public sale(s), and, to the extent permitted by law, upon any such private sale(s), to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of Debtor, which right or equity is hereby expressly released. Debtor further agrees, at Lender's request, to assemble (at Debtor's expense) the Collateral and make it available to Lender at such place(s) which Lender shall select, whether in Peru or the continental United States. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale (after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of Lender hereunder, including reasonable attorneys' fees and legal expenses) to the payment in whole or in part of the Obligations, in such order as Lender may elect. Debtor agrees that Lender need not give more than 10 days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Debtor shall be liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled. Debtor agrees to pay all costs of Lender, including reasonable attorneys' fees, incurred with respect to collection of any of the Obligations and enforcement of any of Lender's rights hereunder. To the extent permitted by law, Debtor hereby waives presentment, demand, protest or any notice (except as expressly provided in this Section 7) of any kind in connection with this Agreement or any Collateral.

SECTION 8. MISCELLANEOUS.

         (a) No delay or omission in exercising any right, power or remedy accruing to Lender upon any breach or default by Debtor under this Agreement shall impair any such right, power or remedy; nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default thereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default; nor shall consent by Lender to any act of Debtor be deemed to be consent to any subsequent similar act.

         (b) All notices, requests and demands to or upon any party hereto shall be deemed duly given or made when sent if given by telecopier, when delivered if given by personal delivery or overnight commercial carrier, on the third calendar day after deposit in the United States mail, certified mail, return receipt requested, addressed to such party at its address set forth in the first paragraph of this Agreement or such other address or telecopier number as may be hereafter designated in writing by such party to the


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other party hereto. All notices to Lender shall be to the attention of Vice
President-Operations, and if by fax to (562) 627-3002. All notices to Debtor shall also be given to Guarantor at The Doe Run Resources Corporation, 1801 Park 270 Drive, Suite 300, St. Louis, MO 63146 to the attention of the Chief Financial Officer.

         (c) Debtor agrees, whether or not the contemplated transactions are consummated:

                  (i) to pay or reimburse Lender for (A) all fees, taxes and expenses of whatever nature incurred in connection with the creation, preservation and protection of Lender's Security Interest in the Collateral, including, without limitation, all filing and lien search fees, payment or discharge of any taxes or Liens upon, or in respect to, the Collateral, and all other fees and expenses in connection with protecting or maintaining the Collateral or in connection with defending or prosecuting any actions, suits or proceedings arising out of, or related to, the Collateral, and (B) all other costs or expenses Debtor has agreed to pay, and (C) all costs and expenses (including reasonable attorneys' fees and legal expenses) of Lender in connection with the enforcement of this Agreement and the other Loan Documents; and

                  (ii) to defend at its own cost and to indemnify and hold harmless Lender, its successors and assigns, and their respective agents and employees, from and against any and all losses, claims, intellectual property, infringements, costs, expenses (including attorneys' fees), damages and liabilities (including those for strict liability in tort), however caused, resulting directly or indirectly in any manner from the issuance of Debtor's purchase order, assignment of Debtor's purchase order or agreement to purchase, Debtor's 's failure, delay or refusal to accept delivery of any Equipment, the ownership, purchase, maintenance, possession, return or disposition of the Equipment, or directly or indirectly from or pertaining to the use, condition, design (including without limitation latent or other defects whether or not discoverable) or operation of the Equipment, ordinary wear and tear excepted, or the performance of this Agreement (including without limitation such losses, claims, costs, expenses, damages and liabilities arising from the death or injury to agents or employees of Debtor or Lender or any third person, or damage to the property of Debtor or Lender, their agents or employees, or any third person), (the foregoing being referred to as the "Indemnified Liabilities"), provided, that Debtor shall have no obligation hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of Lender. If Debtor fails to perform or comply with any of its agreements contained in this Agreement and Lender shall itself perform, comply or cause performance or compliance, the expenses of Lender so incurred, together with interest thereon at the Default Rate, shall be payable by Debtor to Lender on demand and until such payment is made shall constitute Obligations hereunder. The agreements and indemnities contained in this paragraph shall survive termination of this Agreement and payment of the Note.

         (d) This Agreement, together with the Note, Supplement and addenda or amendments hereto, contains the complete, final and exclusive statement of the terms of the agreement between Lender and Debtor related to the contemplated transactions, and neither this Agreement, nor any terms hereof, may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of a change, waiver, discharge or termination is sought.

         (e) This Agreement shall be binding upon, and inure to the benefit of, Debtor and Lender and their respective successors and assigns, except that Debtor may not assign or transfer its rights hereunder or any interest herein without the prior written consent of Lender.

         (f) Headings of sections and paragraphs are for convenience only, are not part of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions hereof. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the


Loan and Security Agreement                                       Page 10 of 12
remaining provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction.

         (g) Debtor hereby authorizes Lender to correct patent errors and to fill in such blanks as serial numbers and dates herein and in the Note, Supplement and in any document executed in connection herewith.

         (h) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute the same instrument.

         (i) To the extent permitted by applicable law, Debtor hereby waives any provision of law which renders any provision of this Agreement prohibited or unenforceable in any respect. Any action by Debtor against Lender for any default by Lender under this Agreement shall be barred unless commenced within one (1) year after any such default occurs.

         (j) Notwithstanding any provision to the contrary herein, or in any of the documents evidencing the Obligations or otherwise relating thereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable usury laws. If any such excessive interest is so provided for, then in such event: (i) the provisions of this paragraph shall govern and control; (ii) neither the Debtor nor its heirs, legal representatives, successors or assigns or any other party liable for the payment thereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by law; (iii) any such excess interest that may have been collected shall be, at the option of the holder of the instrument evidencing the Obligations, either applied as a credit against the unpaid principal amount thereof or refunded to the maker thereof; and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate under applicable usury laws as now or hereafter construed by the courts having jurisdiction.

         (k) The relationship between Debtor and Lender is solely of debtor and creditor, and Lender has no fiduciary or other special relationship with Debtor, and no term or provision of any of the Loan documents evidencing the Obligations shall be construed so as to deem the relationship between the parties to be other than that of debtor and creditor.

         (l) THIS AGREEMENT AND THE NOTES AND SUPPLEMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. DEBTOR HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION RELATING TO ANY LOAN DOCUMENT MAY BE INSTITUTED IN THE COURTS OF THE STATE OF CALIFORNIA, IN THE COUNTY OF LOS ANGELES OR THE UNITED STATES COURTS FOR THE SOUTHERN DISTRICT OF CALIFORNIA, AS LENDER MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, DEBTOR HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT, AND TO ALL PROCEEDINGS IN SUCH COURTS. DEBTOR AND LENDER ACKNOWLEDGE THAT JURY TRIALS OFTEN ENTAIL ADDITIONAL EXPENSES AND DELAYS NOT OCCASIONED BY NONJURY TRIALS. DEBTOR AND LENDER AGREE AND STIPULATE THAT A FAIR TRIAL MAY BE HAD BEFORE A STATE OR FEDERAL JUDGE BY MEANS OF A BENCH TRIAL WITHOUT A JURY. IN VIEW OF THE FOREGOING, AND AS A SPECIFICALLY NEGOTIATED PROVISION OF THIS AGREEMENT, DEBTOR AND LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT, THE NOTES AND SUPPLEMENTS OR THE TRANSACTIONS RELATED HERETO, WHETHER NOW EXISTING OR


Loan and Security Agreement                                        Page 11 of 12

HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND DEBTOR AND LENDER HEREBY AGREE AND CONSENT THAT DEBTOR OR LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their duly authorized officers.


Lender:                         Debtor:
BOEING CAPITAL CORPORATION
                                   FIRST SECURITY BANK, NATIONAL
                                ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By: /s/ Daniel O. Anderson      By:   /s/ Brett R. King
   ------------------------        -----------------------------

Title:   V.P.--OPERATIONS       Title: ASST. VICE PRESIDENT
      ---------------------           --------------------------


Loan and Security Agreement                                       Page 12 of 12